Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-255756 on Form S-3 and Registration Statement Nos. 333-190381 and 333-266616 on Form S-8 of EVERTEC, Inc. of our report dated September 11, 2023, relating to the financial statements of Sinqia S.A. and Subsidiaries as of and for the year ended December 31, 2022, appearing in this Amendment No. 1 of this Current Report on Form 8-K/A dated January 12, 2024.

\s\ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.
São Paulo, Brazil
January 12, 2024